UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2016

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.
On November 7, 2016, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended October 2, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 7, 2016

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 8, 2016	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 7, 2016

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2016 Third quarter

IRVING, Texas - November 7, 2016 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its third quarter ended October 2, 2016.

•	Third quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 3.5% on a same calendar week basis (1), compared to the comparable prior year period

•	On a fiscal period basis third quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 3.7% over the 2015 fiscal third quarter

•	Total revenues increased 2.8% over the prior year fiscal third quarter to $228.1 million

•	PlayPass deployed in 72 stores during the quarter

“During the third quarter, we continued to execute the many initiatives we have introduced, leading to the sixth consecutive quarter of same store sales growth at our Chuck E. Cheese’s stores,” said Tom Leverton, Chief Executive Officer. Additionally, Peter Piper Pizza recorded its 25th consecutive quarter of same store sales growth, and we are pleased to report that we successfully opened the first two new Company-owned Peter Piper Pizza locations since we acquired the brand two years ago. We plan to open three more Peter Piper locations before the end of the year. “Finally, our national roll-out of our PlayPass system is in full swing as we completed installation in 72 stores during the quarter. PlayPass is now installed in nearly 200 stores across our network.”
Third quarter Results
Total revenues for the third fiscal quarter of 2016 increased 2.8%, or $6.2 million, over the prior year to $228.1 million. The increase is attributable to increased same store sales at both our Chuck E. Cheese’s and Peter Piper Pizza brands. On a calendar week basis same store sales for our Company-owned stores increased 3.5% over the comparable weeks in 2015. Company store sales for the third quarter of 2016 were impacted by approximately $0.6 million of incremental deferred revenue as a result of the implementation of our proprietary PlayPass card system, compared to the third quarter of 2015.
The Company reported a net loss of $2.4 million for the third quarter of 2016, compared to a net loss of $3.2 million for the third quarter of 2015. The decrease in the net loss was driven by an increase in store revenues offset by an increase in store related operating costs, marketing costs, and corporate overhead costs primarily related to IT initiatives.
Adjusted EBITDA (2) for the third quarter of 2016 was $49.5 million compared to $53.4 million for the third quarter of fiscal 2015. In addition to the $0.6 million incremental impact of deferred revenue, Adjusted EBITDA for the third quarter of 2016 was impacted by a planned shift in the timing of some of its advertising expenditures in 2016, resulting in approximately $1.2 million in higher advertising costs for the quarter relative to 2015. Furthermore, third quarter 2015 Adjusted EBITDA benefited from a few unusual items including last year’s receipt of approximately $2.1 million in cash landlord incentives primarily relating to our corporate office move and approximately $1.2 million of favorable self-insurance and other reserve adjustments. Before the impact of these items, Adjusted EBITDA for the third quarter of 2016 would have been approximately $1.2 million higher than the third quarter of 2015.
________________

(1)
Our fiscal year ending January 1, 2017 will consist of 52 weeks and our fiscal year ended January 3, 2016 (fiscal 2015) consisted of 53 weeks. As a result of the 53-week fiscal year in 2015, our 2016 fiscal year began one calendar week later than our 2015 fiscal year. In order to provide useful information and to better analyze our business, we have provided same store sales presented on both a fiscal week basis and calendar week basis. Same store sales growth on a calendar week basis compares the results for the period from July 3, 2016 through October 2, 2016 (weeks 27 through 39 of our 2016 fiscal year) to the results for the period from July 5, 2015 through October 4, 2015 (weeks 28 through 40 of our 2015 fiscal year). We believe same store sales growth calculated on a same calendar week basis is more indicative of the operating trends in our business. However, we also recognize that same store sales growth calculated on a fiscal week basis is a useful measure when analyzing year-over-year changes in our financial results.

(2)
Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items.

Balance Sheet and Liquidity
As of October 2, 2016, cash and cash equivalents were $79.9 million, and the principal outstanding on our debt was $1.0 billion, with net availability of $140.1 million on our undrawn revolving credit facility. During the third quarter of 2016, we had capital expenditures of $26.7 million, of which $7.8 million related to our PlayPass initiative and another $6.8 million related to other growth initiatives. In addition, we had $1.8 million in capital expenditures related to IT initiatives.
As of October 2, 2016, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	523	34	557
Domestic franchised	29	63	92
International franchised	46	47	93
Total	598	144	742
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Tuesday, November 8, 2016. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 79481814.
A replay of the call will be available from 12:00 p.m. Central Time on November 8, 2016 through 11:00 p.m. Central Time on November 15, 2016. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 79481814.
About CEC Entertainment, Inc.
For nearly 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where A Kid Can Be A Kid®. Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play. It is also the place where more than a million happy birthdays are celebrated every year. Each Chuck E. Cheese’s features musical entertainment, games, rides, and play areas for kids of all ages, as well as a variety of freshly prepared dining options. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities and childhood education, Chuck E. Cheese’s has donated more than $14 million to schools through its fundraising programs. Additionally, Chuck E. Cheese’s supports its national charity partner, Big Brothers Big Sisters, through nationwide fundraisers and donation drives. As of October 2, 2016 the Company and its franchisees operated a system of 598 Chuck E. Cheese’s stores and 144 Peter Piper Pizza stores, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Christelle Dupont
EVP & CFO                                Public Relations Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (972) 258-4223
dblack@cecentertainment.com                        cdupont@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, filed with the Securities and Exchange Commission on March 2, 2016. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	Negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Economic uncertainty and changes in consumer discretionary spending in the United States and Canada;

•	Expansion in international markets;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies, including, but not limited to, data security breaches;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Our ability to successfully integrate the operations of companies we acquire.

The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	October 2, 2016		September 27, 2015		October 2, 2016		September 27, 2015
REVENUES:
Food and beverage sales	$101,984	44.7%	$98,243	44.3%	$321,591	44.7%	$308,924	44.2%
Entertainment and merchandise sales	121,764	53.4%	118,753	53.5%	383,978	53.4%	377,358	53.9%
Total Company store sales	223,748	98.1%	216,996	97.8%	705,569	98.1%	686,282	98.1%
Franchise fees and royalties	4,322	1.9%	4,941	2.2%	13,440	1.9%	13,241	1.9%
Total revenues	228,070	100.0%	221,937	100.0%	719,009	100.0%	699,523	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	25,507	25.0%	25,032	25.5%	80,702	25.1%	78,209	25.3%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	8,014	6.6%	7,863	6.6%	25,004	6.5%	23,399	6.2%
Total cost of food, beverage, entertainment and merchandise (3)	33,521	15.0%	32,895	15.2%	105,706	15.0%	101,608	14.8%
Labor expenses (3)	61,721	27.6%	59,998	27.6%	191,170	27.1%	186,405	27.2%
Depreciation and amortization (3)	27,667	12.4%	28,394	13.1%	85,029	12.1%	86,606	12.6%
Rent expense (3)	24,120	10.8%	23,979	11.1%	72,318	10.2%	72,698	10.6%
Other store operating expenses (3)	38,757	17.3%	36,587	16.9%	112,143	15.9%	105,435	15.4%
Total Company store operating costs (3)	185,786	83.0%	181,853	83.8%	566,366	80.3%	552,752	80.5%
Other costs and expenses:
Advertising expense	11,515	5.0%	10,292	4.6%	36,777	5.1%	36,339	5.2%
General and administrative expenses	17,284	7.6%	14,592	6.6%	51,222	7.1%	48,620	7.0%
Transaction, severance and related litigation costs	166	0.1%	1,826	0.8%	1,349	0.2%	3,939	0.6%
Asset impairments	772	0.3%	875	0.4%	772	0.1%	875	0.1%
Total operating costs and expenses	215,523	94.5%	209,438	94.4%	656,486	91.3%	642,525	91.9%
Operating income	12,547	5.5%	12,499	5.6%	62,523	8.7%	56,998	8.1%
Interest expense	17,237	7.6%	17,209	7.8%	51,419	7.2%	52,031	7.4%
Income (loss) before income taxes	(4,690)	(2.1)%	(4,710)	(2.1)%	11,104	1.5%	4,967	0.7%
Income tax expense (benefit)	(2,286)	(1.0)%	(1,508)	(0.7)%	4,645	0.6%	3,319	0.5%
Net income (loss)	$(2,404)	(1.1)%	$(3,202)	(1.4)%	$6,459	0.9%	$1,648	0.2%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	October 2, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$79,857	$50,654
Other current assets	59,771	67,434
Total current assets	139,628	118,088
Property and equipment, net	599,653	629,047
Goodwill	483,876	483,876
Intangible assets, net	485,057	488,095
Other noncurrent assets	22,861	13,929
Total assets	$1,731,075	$1,733,035
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt	$7,626	$7,650
Other current liabilities	105,781	106,463
Total current liabilities	113,407	114,113
Capital lease obligations, less current portion	14,681	15,044
Bank indebtedness and other long term debt, net of deferred financing costs, less current portion	969,030	971,333
Deferred tax liability	191,532	201,734
Other noncurrent liabilities	226,181	222,265
Total liabilities	1,514,831	1,524,489
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of October 2, 2016 and January 3, 2016	—	—
Capital in excess of par value	356,996	356,460
Accumulated deficit	(138,139)	(144,598)
Accumulated other comprehensive loss	(2,613)	(3,316)
Total stockholder’s equity	216,244	208,546
Total liabilities and stockholder’s equity	$1,731,075	$1,733,035

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	October 2, 2016	September 27, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,459	$1,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,167	89,597
Deferred income taxes	(10,329)	(19,101)
Stock-based compensation expense	522	733
Amortization of lease related liabilities	(17)	(2)
Amortization of original issue discount and deferred debt financing costs	3,410	3,410
Loss on asset disposals, net	6,298	4,867
Asset impairments	772	875
Non-cash rent expense	5,261	6,190
Other adjustments	237	(908)
Changes in operating assets and liabilities:
Operating assets	3,554	(2,011)
Operating liabilities	4,920	3,000
Net cash provided by operating activities	111,254	88,298
Cash flows from investing activities:
Acquisition of Peter Piper Pizza	—	(663)
Purchases of property and equipment	(66,535)	(56,994)
Development of internal use software	(8,788)	(2,784)
Proceeds from sale of property and equipment	426	261
Net cash used in investing activities	(74,897)	(60,180)
Cash flows from financing activities:
Repayments on senior term loan	(5,700)	(5,700)
Other financing activities	(1,810)	(71,538)
Net cash used in financing activities	(7,510)	(77,238)
Effect of foreign exchange rate changes on cash	356	(977)
Change in cash and cash equivalents	29,203	(50,097)
Cash and cash equivalents at beginning of period	50,654	110,994
Cash and cash equivalents at end of period	$79,857	$60,897

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

Total revenues	$228,070	$221,937	$719,009	$699,523
Net income (loss) as reported	$(2,404)	(3,202)	6,459	1,648
Interest expense	17,237	17,209	51,419	52,031
Income tax expense (benefit)	(2,286)	(1,508)	4,645	3,319
Depreciation and amortization	29,886	29,350	90,167	89,597
Non-cash impairments, gain or loss on disposal	2,997	2,700	7,070	5,742
Non-cash stock-based compensation	185	164	522	733
Rent expense book to cash	1,603	2,468	6,267	6,649
Franchise revenue, net cash received	(35)	386	127	321
Impact of purchase accounting	171	249	725	597
Store pre-opening costs	572	178	888	539
One-time items	1,615	4,941	4,670	12,546
Cost savings initiatives	—	505	62	1,505
Adjusted EBITDA	$49,541	$53,440	$173,021	$175,227
Adjusted EBITDA as a percent of total revenues	21.7%	24.1%	24.1%	25.0%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization, adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015
Number of Company-owned stores:
Beginning of period	556	557	556	559
New (1)	3	1	4	3
Closed (1)	(2)	(2)	(3)	(6)
End of period	557	556	557	556
Number of franchised stores:
Beginning of period	183	173	176	172
New (2)	2	4	11	8
Closed (2)	—	(4)	(2)	(7)
End of period	185	173	185	173
Total number of stores:
Beginning of period	739	730	732	731
New (3)	5	5	15	11
Closed (3)	(2)	(6)	(5)	(13)
End of period	742	729	742	729
________________

(1)	The number of new and closed Company-owned stores during the nine months ended September 27, 2015 included one store that was relocated.

(2)	The number of new and closed franchise stores during the three and nine months ended September 27, 2015 included one and two stores, respectively, that were relocated.

(3)	The number of new and closed stores during the three and nine months ended September 27, 2015 included one and three stores, respectively, that were relocated.